SUPERVALU INC.
2012 STOCK PLAN
(As Amended July 20, 2016)

Table of Contents

Section 1.	Purpose	1
Section 2.	Definitions	1
Section 3.	Administration	4
(a)	Power and Authority of the Committee	4
(b)	Delegation	4
(c)	Power and Authority of the Board	4
Section 4.	Shares Available for Awards	4
(a)	Shares Available	4
(b)	Accounting for Awards	5
(c)	Adjustments	5
(d)	Award Limitations Under the Plan	5
(e)	Effect of Plans Operated by Acquired Companies	6
Section 5.	Eligibility	6
Section 6.	Awards	6
(a)	Options	6
(b)	Stock Appreciation Rights	7
(c)	Restricted Stock and Restricted Stock Units	8
(d)	Performance Awards	8
(e)	Dividend Equivalents	9
(f)	Stock Awards	9
(g)	Other Stock-Based Awards	9
(h)	General	9
Section 7.	Amendment and Termination; Corrections	11
(a)	Amendments to the Plan	11
(b)	Amendments to Awards	12
(c)	Correction of Defects, Omissions and Inconsistencies	12
Section 8.	Income Tax Withholding	12
Section 9.	General Provisions	12
(a)	No Rights to Awards	12
(b)	Award Agreements	12
(c)	Plan Provisions Control	12
(d)	No Rights of Stockholders	12
(e)	No Limit on Other Compensation Plans or Arrangements	12
(f)	No Right to Employment or Directorship	13
(g)	Governing Law	13
(h)	Severability	13
(i)	No Trust or Fund Created	13
(j)	Other Benefits	13
(k)	No Fractional Shares	13
(l)	Headings	13
(m)	Consultation With Professional Tax and Investment Advisors	13
(n)	Foreign Employees and Foreign Law Considerations	13
(o)	Blackout Periods	14
Section 10.	Clawback or Recoupment	14
Section 11.	Effective Date of the Plan; Effect on Prior Plan	14
Section 12.	Term of the Plan	14

SUPERVALU INC.
2012 STOCK PLAN
(As Amended July 20, 2016)
Section 1. Purpose
The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, non-employee Directors, consultants, independent contractors and advisors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based and other arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.
Section 2. Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.
(b)“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.
(d)“Board” shall mean the Board of Directors of the Company.
(e)“Change of Control” shall mean what the term is defined to mean in an Award Agreement between a Participant and the Company or, in the absence of any such definition, any of the following events for Awards granted under the Plan:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company or (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(ii)
the consummation of any merger or other business combination of the Company, sale or lease of all or substantially all of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least sixty percent (60%) of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

(iii)
within any 24-month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least three-fourths of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest).
(f)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(g)“Committee” shall mean the Leadership Development and Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).
(h)“Company” shall mean SUPERVALU INC., a Delaware corporation, or any successor corporation.
(i)“Director” shall mean a member of the Board.
(j)“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.
(k)“Eligible Person” shall mean any employee, officer, non-employee Director, consultant, independent contractor or advisor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.
(l)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(m)“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date for purposes of the Plan shall be, if the Shares are then listed on the New York Stock Exchange, the closing sale price of one Share on the New York Stock Exchange as reported on the consolidated transaction reporting system on such date or, if the New York Stock Exchange is not open for trading on such date, on the next preceding date that the New York Stock Exchange was open for trading.
(n)“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.
(o)“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.
(p)“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
(q)“Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.
(r)“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.
(s)“Performance Award” shall mean any right granted under Section 6(d) of the Plan.
(t)“Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination: sales (including identical store sales), revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net earnings), EBIT or EBITDA as a percent of net sales, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, market capitalization, cash generation, cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions, budget comparisons, sales or profitability of an identifiable business unit or product, economic profit or value added, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, implementation or completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The foregoing measures may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, product lines or product categories or any combination of the foregoing. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the adjustment for charges related to an event or occurrence which the Committee determines is appropriate for adjustment, including, but not limited to, any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; and unusual, extraordinary or nonrecurring events.
(u)“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.
(v)“Plan” shall mean the SUPERVALU INC. 2012 Stock Plan, as amended from time to time.
(w)“Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.
(x)“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.
(y)“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.
(z)“Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.
(aa)“Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.
(bb)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(cc)“Share” or “Shares” shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.
(dd)    “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.
(ee)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
(ff)    “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.
(gg)    “Substitute Award” shall mean an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

Section 3. Administration
(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.
(b)Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) or (iii) in such a manner as would contravene Section 157 of the Delaware General Corporation Law.
(c)Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m).
Section 4. Shares Available for Awards
(a)Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be the sum of (i) 62,054,008 and (ii) any Shares subject to awards outstanding as of May 23, 2016 under the Company’s 2007 Stock Plan that, on or after May 23, 2016, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of such awards to the extent they are exercised for or settled in vested and non‑forfeitable Shares). The number of Shares available for issuance under the Plan pursuant to clause (ii) in the preceding sentence shall be the same number of Shares counted against the aggregate number of Shares available under the Company’s 2007 Stock Plan with respect to such awards. Shares to be issued under the Plan may be authorized but unissued Shares, treasury shares or Shares acquired in the open market or otherwise. Substitute

Awards and Awards that may be settled solely in cash shall not be counted against the aggregate number of Shares available under the Plan, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(b)Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. If an Award terminates, is forfeited or is cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason (including settlement of the Award in cash or payment in Shares upon the exercise of a Stock Appreciation Right Award), then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or non-issuance, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. If (i) payment of the exercise price of any Award is made through the delivery (either actually or by attestation) of Shares by the Participant or by the withholding of Shares by the Company, or (ii) satisfaction of any tax withholding obligations arising from any Award occurs through the delivery (either actually or by attestation) of Shares by the Participant or by the withholding of Shares by the Company, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such delivery or withholding, shall again be available for granting Awards under the Plan. No amendment to the Plan that changes the manner of accounting for Awards shall be given retroactive effect.
(c)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.
(d)Award Limitations Under the Plan.

(i)
Limitation for Option and Stock Appreciation Right Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 2,000,000 Shares or, if such Award is payable in cash, for an amount greater than the Fair Market Value of 2,000,000 Shares at the time of payment (subject, in each case, to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii)	Limitations for Performance Awards.

(A)
Performance Awards Denominated in Shares. No Eligible Person, including one who is or may be a “covered person” within the meaning of Section 162(m), may be granted Awards under the Plan that are denominated in Shares and whose vesting or settlement is subject to the satisfaction of Performance Goals (including, without limitation, Performance Awards, Restricted Stock and Restricted Stock Units), for more than 2,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year. The limitation contained in this Section 4(d)(ii)(A) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(B).

(B)
Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash under the Plan to any Participant, including one who is or may be a “covered person” within the meaning of Section 162(m), in the aggregate in any calendar year shall be $10,000,000 in value, whether payable in cash, Shares or other property. The limitation contained in this Section 4(d)(ii)(B) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(A).

(iii)
Limitation for Awards to Consultants and Advisors. Awards will only be granted to those consultants or advisors who may participate in an employee benefit plan as provided in the definition of “Employee Benefit Plan” in Rule 405 of the Securities Act.

(iv)
Plan-Specific Limitations. The limitations contained in this Section 4(d) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

(e)Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Persons prior to such acquisition or combination.
Section 5. Eligibility
Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6. Awards
(a)Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is a Substitute Award.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the time of grant, but shall not be longer than 10 years from the date of grant.

(iii)
Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Alternatively, the Committee may, in its discretion, permit a Non-Qualified Stock Option (but not an Incentive Stock Option) to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Non-Qualified Stock Option being exercised, on the date of exercise, over the exercise price of the Non-Qualified Stock Option for such Shares.

(iv)
Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(A)
The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)
All Incentive Stock Options must be granted within 10 years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C)
Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)
The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)
Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b)Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is a Substitute Award. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee; provided, however, that the term of each Stock Appreciation Right shall not be longer than 10 years from the date of grant. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
(c)Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in certain events including, but not limited to, the Participant’s death, disability, termination, retirement or a Change of Control.

(ii)
Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)
Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units, except as otherwise provided in the Award Agreement.

(d)Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards that are granted to Eligible Persons who may be “covered employees” under Section 162(m) and that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

(i)
Timing of Designations; Duration of Performance Periods. For each Award intended to be “qualified performance-based compensation,” the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more objective Performance Goals; provided, however, that, with respect to such Performance Goals, the outcome is substantially uncertain at the time the Committee actually establishes each Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a Performance Goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

(ii)
Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to an Award intended to be “qualified performance-based compensation,” the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(iii)
Payment of Qualified Performance Awards. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with an Award intended to be “qualified performance-based compensation,” but may not exercise discretion to increase such amount.

(e)Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.
(f)Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.
(g)Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.
(h)General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)
Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)
Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)	Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for a period not to exceed 10 years from the date of grant as determined by the Committee at the time of grant.

(v)
Limits on Transfer of Awards. Except as provided by the Committee or by this Plan, any Award (other than Stock Awards) and any right under any such Award shall not be transferable by a Participant other than by will or by the laws of descent and distribution or by transfer of an Award back to the Company, including transfer of an Award (but not any Option) to the Company in connection with a deferral election under a Company deferred compensation plan. Notwithstanding the immediately preceding sentence, Awards of Incentive Stock Options shall not be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Participant holds such Option, provided that such transfers may not be for “value” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)
Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii)
Section 409A Provisions. It is intended that (i) all Option, Stock Appreciation Right, Restricted Stock and Stock Awards under the Plan will not provide for the deferral of compensation within the meaning of Section 409A and thereby be exempt from Section 409A, and (ii) all other

Awards under the Plan will either not provide for the deferral of compensation within the meaning of Section 409A, or will comply with the requirements of Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Award Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Section 409A. Notwithstanding anything to the contrary in the Plan or any Award Agreement, with respect to any Award that constitutes a deferral of compensation subject to Section 409A:

(A)
If any amount is payable under such Award upon a termination of employment or other service, a termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A;

(B)
If such Award provides for a change in the time or form of payment upon a Change of Control, then no Change of Control shall be deemed to have occurred upon an event described in Section 2(e) or any applicable Award Agreement unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A;

(C)	If any amount is payable under such Award due to a Participant’s disability, the term “disability” shall be defined as provided in Treasury Regulation 1.409A-3(i)(4); and

(D)
If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Section 409A (as determined by the Committee in good faith), then no payment shall be made, except as permitted under Section 409A, prior to the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, and (iii) have any liability to any Participant for any such tax liabilities.
Section 7. Amendment and Termination; Corrections
(a)Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i)	requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange applicable to the Company;

(ii)	increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)
increases the number of shares subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(A) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(ii)(B) of the Plan;

(iv)	permits repricing of Options or Stock Appreciation Rights, which is prohibited by Section 3(a)(v) of the Plan;

(v)
permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a) and Section 6(b) of the Plan; or

(vi)	would cause Section 162(m) to become unavailable with respect to the Plan.
(b)Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.
(c)Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.
Section 8. Income Tax Withholding
In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.
Section 9. General Provisions
(a)No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.
(b)Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.
(c)Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.
(d)No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.
(e)No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a Director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.
(g)Governing Law. The internal law, and not the law of conflicts, of the State of Delaware shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.
(h)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.
(i)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(j)Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.
(k)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.
(l)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(m)Consultation With Professional Tax and Investment Advisors. The holder of any Award granted hereunder acknowledges that the grant, exercise, vesting or any payment with respect to such an Award, and the sale or other disposition of the Shares acquired pursuant to the Plan, may have tax consequences pursuant to the Code or under local, state or international tax laws. Such a holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, such a holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of such holder without any expectation or understanding that the Company or any of its employees, representatives or Affiliates will pay or reimburse such holder for such taxes or other items.
(n)Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.
(o)Blackout Periods. Notwithstanding any other provision of this Plan or any Award or Award Agreement to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.
Section 10. Clawback or Recoupment
All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Company’s Clawback Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.
Section 11. Effective Date of the Plan; Effect on Prior Plan
The Plan originally became effective on July 17, 2012, and on and after that date no further awards could be granted under the Company’s 2007 Stock Plan. The Board approved an amendment and restatement of the Plan on May 16, 2014, and the Plan as so amended and restated became effective upon its approval by the stockholders of the Company at the annual meeting of stockholders of the Company held on July 16, 2014. The Board approved a further amendment to the Plan on May 13, 2016, subject to approval by the Company’s stockholders, and the Plan as so amended will become effective upon approval of the amendment by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on July 20, 2016. If the Company’s stockholders fail to approve such amendment to the Plan by August 31, 2016, the Plan will continue in effect in the form in which it existed immediately prior to that date and any Awards made under the Plan that were expressly contingent upon approval of such amendment to the Plan by the Company’s stockholders will be of no effect.

Section 12. Term of the Plan
No Award shall be granted under the Plan after (i) 10 years from the date of stockholder approval of the amendment to the Plan approved by the Board on May 13, 2016 (or, if the Company’s stockholders fail to approve such amendment, 10 years after July 16, 2014) or (ii) any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that in the case of a Performance Award intended to be “qualified performance‑based compensation,” no such Performance Award shall be granted under the Plan after the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which stockholders most recently approved the Performance Goals. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.